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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 (File No. 333-    ) of our report dated January 28, 2000
relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in MKS Instruments, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 7, 2000